Exhibit 99.1

Hercules Capital Business Update and Response to the Closure of Silicon Valley Bank

PALO ALTO, Calif. —March 13, 2023—The team at Hercules Capital, Inc. (NYSE: HTGC) (“Hercules” or the “Company”) is working collectively with our employees, stockholders, stakeholders, bondholders, rating agencies, portfolio companies, and our portfolio companies’ venture capital and private equity sponsors to navigate the challenges created by the FDIC’s decision to place Silicon Valley Bank (“SVB”) under receivership. We are vigilantly monitoring this evolving situation and are fully committed to supporting venture and institutionally backed growth-stage companies as they navigate this unprecedented environment.

“Hercules has been a leader in the venture and growth stage lending market over the last 18 years where we have successfully committed over $16 billion of capital to venture and institutionally backed growth companies,” stated Scott Bluestein, chief executive officer and chief investment officer of Hercules. “We are committed to working closely with our portfolio companies and other companies in our ecosystem that are being impacted in a variety of ways by the closure of SVB. The work that we have done over the last several years to expand and diversify our platform and team, enhance our liquidity and strengthen our balance sheet has put us in the unique position of being able to play a leading role in working with the many companies that have lending and banking relationships with SVB. As an initial step, we have earmarked up to $50 million of capital to provide select companies in our ecosystem with secured short-term financing to be able to meet payroll and other related obligations as a result of the closure of SVB.”

Bluestein added, “Hercules has enjoyed a competitive and collaborative relationship with SVB throughout our own 18-year history and we have partnered with them on a variety of lending transactions over the years. We do not, however, hold any cash or cash equivalents or have any direct banking or operational relationship with SVB and we do not expect any direct impact on our day-to-day operations as a result of SVB’s closure. By contrast, we continue to experience ample liquidity and capital availability, a strong balance sheet and diversified portfolio positioning. From this position of strength, we stand ready and willing to help the venture and growth-stage community.”

Ample Liquidity and Capital

Hercules ended 2022 with over $3.6 billion of assets under management1 – an increase of 29.3% year-over-year – and strong liquidity of over $606 million. Inclusive of the Adviser Funds managed by Hercules Adviser LLC, our wholly-owned subsidiary, Hercules had approximately $1.0 billion of available liquidity to fund new investments and support existing portfolio companies as of year-end. Earlier this year, we signed a new letter of credit agreement with SMBC, which provides for a letter of credit facility of up to $100 million, and amended and extended our MUFG-led credit facility. Year-to-date through March 3, 2023, the Company sold approximately 4.2 million shares of common stock under the equity ATM program for total net proceeds of approximately $59.8 million (net of $0.5 million of offering expenses), which is highly accretive to NAV.

[1]	Assets under management includes assets managed by Hercules Capital, Inc. and its wholly-owned subsidiary, Hercules Adviser LLC.

We believe we have ample liquidity to support our near-term capital requirements. As the venture capital industry continues to assess the impact of the SVB receivership, we will continue to evaluate our overall liquidity position and take proactive steps to maintain the appropriate liquidity position based upon the then current circumstances.

Strong Balance Sheet

Our diverse and well-structured balance sheet is designed to provide a long-term focused and sustainable investment platform. Our asset base is well diversified (see Diversified Portfolio Positioning below) and we maintain funding from several different debt capital sources, including our revolving credit facilities, our relationship with the U.S. Small Business Administration through our active Small Business Investment Company (SBIC) license, and our existing long-term bonds and securitizations. As of year-end, approximately 79.4% of our funding liabilities are unsecured, one of the lowest in the BDC industry and we maintain four investment grade corporate credit ratings. As a reminder, approximately 95% of our debt investments are floating with a floor and the majority of our leverage (more than 85%) constitutes fixed rate term instruments, enabling us to effectively manage interest rate risk and providing significant fixed term liquidity for expected capital requirements. Our $725 million of committed credit facilities with SMBC and MUFG have final maturities of 2026 and 2027 respectively.

Debt Maturity Schedule (as of March 2023)

We have no near-term material maturities, as illustrated in the below chart, with our nearest significant maturity obligation in 2026.

Diversified Portfolio Positioning

Since inception and throughout the course of our 18-year history, our belief has been that portfolio diversification and risk management is essential to achieving long-term, sustainable success in the venture and growth-stage lending space.

We primarily focus on pre-IPO and M&A, innovative high-growth venture capital-backed companies at their expansion (venture growth) and established stages in a broadly diversified variety of technology, life sciences and sustainable and renewable technology industries. We are generally the only lender and 79.7% of our debt instruments are “true” first-lien senior secured. We do not have any direct exposure to oil and gas, metals and mining, CLOs, CMBS or RMBS, crypto or cannabis. Our debt instruments generally have short-term amortizing maturities of 36 to 48 months.

At the end of 2022, our debt investment portfolio was comprised of $2.8 billion of investments, at fair value, and was split nearly evenly in exposure between technology and life sciences companies across 12 different industry sectors. Our top 5 and top 10 debt investments comprised 17.8% and 30.2% of our total debt portfolio at fair value.

As the current situation continues to evolve, we are maintaining close communications with our portfolio companies to proactively assess and manage potential risks across our debt investment portfolio.

Anticipated Record Funding Performance in Q1 2023

Consistent with the trends we saw throughout FY 2022, we continue to experience record demand from companies seeking to partner with Hercules. Based on funding activity quarter to date and projected activity for the remainder of the quarter, we anticipate delivering record Q1 fundings.

Our Future Action Plans

As of our most recent monthly reporting, 100% of our debt portfolio companies are current on contractual payments of principal and interest. As we work to support our portfolio companies and the venture and growth-stage market generally, we continue to focus on the continuity of our operations, portfolio and business risk management. We have redoubled our efforts in credit monitoring and management to increase our flow of information to gain insight into the economic impact this situation will have on the greater venture market and macroeconomy. Our success has always been predicated on our disciplined approach to credit underwriting and monitoring. We continue to believe in determined and consistent communications with each each and every one of our portfolio companies and helping them navigate through both good and difficult times.

In the coming weeks, we will continue to focus on what has made Hercules the largest and leading venture lending platform in the industry while delivering strong, sustainable long-term stockholder returns.

About Hercules Capital, Inc.

Hercules Capital, Inc. (NYSE: HTGC) is the leading and largest specialty finance company focused on providing senior secured venture growth loans to high-growth, innovative venture capital-backed companies in a broad variety of technology, life sciences and sustainable and renewable technology industries. Since inception (December 2003), Hercules has committed more than $16 billion to over 600 companies and is the lender of choice for entrepreneurs and venture capital firms seeking growth capital financing. Companies interested in learning more about financing opportunities should contact info@htgc.com, or call 650.289.3060.

Hercules, through its wholly owned subsidiary, Hercules Adviser LLC (“Hercules Adviser”), also maintains an asset management business through which it manages investments for external parties (“Adviser Funds”). Hercules Adviser is registered as an investment adviser under the Investment Advisers Act of 1940.

Hercules’ common stock trades on the New York Stock Exchange (NYSE) under the ticker symbol “HTGC.” In addition, Hercules has one retail bond issuance of 6.25% Notes due 2033 (NYSE: HCXY).

Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. We may use words such as “anticipates,” “believes,” “expects,” “intends,” “will,” “should,” “may” and similar expressions to identify forward-looking statements. Forward-looking statements are not guarantees of future performance and should not be relied upon in making any investment decision. Such statements are based on currently available operating, financial and competitive information and are subject to various risks and uncertainties that could cause actual results to differ materially from our historical experience and our present expectations. While we cannot identify all such risks and uncertainties, we urge you to read the risks discussed in our Annual Report on Form 10-K and other materials that we publicly file with the Securities and Exchange Commission. Any forward-looking statements made in this press release are made only as of the date hereof. Hercules assumes no obligation to update any such statements in the future.

Contact:

Michael Hara

Investor Relations and Corporate Communications

Hercules Capital, Inc.

650-433-5578

mhara@htgc.com

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